UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 29, 2019

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement

Sale of Home Loan Center-Based Mortgage Business
On April 4, 2019, HomeStreet Bank (the “Bank”), a wholly owned subsidiary of HomeStreet, Inc. (the "Company") entered into a Purchase and Assumption Agreement (the “Purchase Agreement”) with Homebridge Financial Services, Inc. (“Homebridge”) pursuant to which Homebridge will purchase substantially all of the assets related to up to 50 stand-alone, satellite and fulfillment offices related to the Bank's home loan center-based single family mortgage operations and will offer to hire a significant portion of the related personnel currently employed in that portion of the Bank's business (the "Asset Sale"). Homebridge has agreed to a purchase price of the net book value of the acquired assets, which is approximately $4.9 million, plus a premium of $1.0 million, which may be reduced by up to $2.0 million for reimbursement by HomeStreet of certain transaction expenses incurred by Homebridge, as well as the assumption of certain home loan center and fulfillment office lease obligations. In the event Homebridge realizes a certain level of loan originations for the twelve months following the closing of the Asset Sale, HomeStreet will be entitled to an additional payment of $1.0 million at that time.

The Purchase Agreement contains customary representations and warranties and covenants for transactions of this type. In addition, the Bank has agreed to use commercially reasonable efforts to assist Homebridge in its efforts to cause certain loan officers to become state licensed prior to the applicable closing date, including assisting such loan officers, at the Bank’s expense, in preparing for tests required to become state licensed as necessary to perform their functions after the applicable hire date.

The Purchase Agreement also provides that the representations and warranties of the Bank and Homebridge will survive for 24 months, except for certain fundamental representations, which will survive until 60 days after the applicable statute of limitations expires. Each party has agreed to indemnify the other against losses arising from or relating to any breach by the indemnifying party of its representations or warranties, and any breach or non-fulfillment of any covenant or obligation of the indemnifying party, under the Purchase Agreement, subject to certain limitations, including a cap equal to the purchase price for losses relating to any breach of any representation or warranty in the Purchase Agreement. This indemnification obligation is the sole and exclusive remedy of each party with respect to the Purchase Agreement, except for claims based on intentional fraud.

Homebridge’s obligation to consummate the purchase is subject to certain closing conditions, including meeting volume thresholds for the number of loan officers and office locations that are licensed and ready to transfer to Homebridge, as well as receiving required regulatory approvals and satisfying of other customary closing conditions. The Purchase Agreement also provides that if all of the assets to be sold under the Purchase Agreement are not acquired by Homebridge in the initial closing, the assets may be acquired in one subsequent closing, subject to the terms and conditions of the Purchase Agreement.

The Purchase Agreement contains certain termination rights in favor of the Bank, on the one hand, and Homebridge, on the other hand, including each party’s right to terminate the Purchase Agreement, (i) at any time following June 21, 2019, if the initial closing has not occurred by that date, so long as the terminating party is not in material default of its obligations under the Purchase Agreement, and (ii) at any time following August 21, 2019 with respect to the transactions pertaining to all or a portion of the remaining HomeStreet Offices, if the initial closing occurs on or prior to June 21, 2019.

The Asset Sale is expected to be substantially completed in the second quarter of 2019. Following completion of this sale, the Bank will be exiting a significant portion of its home loan mortgage business, including all of its home loan center-based lending, but expects to retain a smaller mortgage operation integrated with the commercial and consumer banking business, with originations sourced through the Bank locations, online banking services, and affinity relationships.

Pursuant to the Purchase Agreement, the Bank expects to enter into certain ancillary agreements in connection with the Asset Sale, including, (i) a transition services agreement, which will be entered into on the closing date of the

Asset Sale, pursuant to which each of Homebridge and the Bank will provide certain services to assist with a smoother transition of employees and customers from the Bank to Homebridge, and (ii) a correspondent loan purchase agreement, pursuant to which the Bank will agree for up to 12 months following the closing date to acquire certain types of loans originated by Homebridge.
The foregoing description of the Purchase Agreement and related agreements do not purport to be complete and are qualified in their entirety by reference to such agreements. The Purchase Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the Purchase Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company and the Bank. In particular, the representations and warranties contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company, Homebridge or any of their respective subsidiaries, affiliates or businesses.

Sales of Mortgage Servicing Rights

Agreement with PennyMac
On March 29, 2019, the Bank entered into a Mortgage Servicing Rights Purchase and Sale Agreement (the "PennyMac Sale Agreement") with PennyMac Loan Services, LLC ("PennyMac") pursuant to which the Bank sold mortgage servicing rights ("MSRs") relating to certain single family mortgage loans pooled in mortgage back securities issued through the Government National Mortgage Association ("Ginnie Mae") with an aggregate unpaid principal balance of approximately $4.4 billion (the “Ginnie Mae MSRs”) to PennyMac effective as of March 29, 2019 (the "Sale Date"). The Bank will also transfer deposit balances representing custodial funds and advances relating to the MSRs being sold to PennyMac's designated bank at the time the physical servicing is transferred, which as of March 29, 2019 were approximately $93.5 million. A preponderance of the purchase price was paid to the Bank on March 29, 2019, with the remainder to be paid following the successful transfer of the Ginnie Mae MSRs to PennyMac, delivery of loan documents, and satisfaction of other post-transfer conditions related to repairs of damage with respect to loans in disaster areas. If such conditions to release are not satisfied, payment of portions of this remainder may be delayed, and in some cases may be retained by PennyMac for related costs. The sale represents approximately 22.5% percent of the Bank’s total single family mortgage servicing portfolio as of March 29, 2019. Ginnie Mae has consented to the transfer of the Ginnie Mae MSRs pursuant to the Sale Agreement.

Pursuant to the PennyMac Sale Agreement, in addition to the payment of the purchase price, PennyMac has agreed to reimburse the Bank for all documented and reimbursable advances of principal, interest, taxes, insurance and corporate expenses made by the Bank in accordance with Ginnie Mae guidelines. All legal right, title and interest in and to the Ginnie Mae MSRs were transferred to PennyMac on March 29, 2019, however, the final physical transfer of the servicing is expected to occur on June 4, 2019. The Bank will continue to interim service the loans in the portfolio underlying the Ginnie Mae MSRs on behalf of PennyMac and Ginnie Mae from March 29, 2019 until the physical transfer of servicing to PennyMac is completed.

Agreement with New Residential
On March 29, 2019, the Bank also entered into an Agreement for the Purchase and Sale of Mortgage Servicing Rights (the "New Residential Sale Agreement") with New Residential Mortgage LLC ("New Residential") pursuant to which the Bank sold mortgage servicing rights ("MSRs") relating to certain single family mortgage loans held by or pooled to back securities guaranteed by the Federal National Mortgage Association ("Fannie Mae") and the Federal Home Loan Mortgage Corporation ("Freddie Mac") with an aggregate unpaid principal balance of approximately $9.9 billion (the “Fannie/Freddie MSRs”) to New Residential effective as of March 29, 2019 (the "Sale Date"). The Bank will also transfer deposit balances representing custodial funds and advances relating to the MSRs being sold to New Residential's designated bank at the time the physical servicing is transferred, which as of March 29, 2019 were approximately $125.6 million. The preponderance of the purchase price for the transaction was paid to the Bank on March 29, 2019, with the remainder to be paid following the successful transfer of the

Fannie Mae and Freddie Mac MSRs to New Residential and delivery of loan documents. If such conditions to release are not satisfied, payment of portions of this remainder may be delayed, and New Residential has a right of offset for indemnification claims against such amounts. The sale represents approximately 48.7% of the Bank’s total single family mortgage servicing right portfolio as of March 29, 2019 and together with the Ginnie Mae MSRs represents 70.2% of such portfolio. Fannie Mae has consented to the transfer of their respective portion of the Fannie/Freddie MSRs pursuant to the New Residential Sale Agreement; Freddie Mac has provided a preliminary consent with regard to the transfer of their respective portion of the Fannie/Freddie MSRs.

Pursuant to the New Residential Sale Agreement, in addition to the payment of the purchase price, New Residential has agreed to reimburse the Bank for all documented and reimbursable advances of principal, interest, taxes, insurance and corporate expenses made by the Bank in accordance with Fannie Mae and Freddie Mac guidelines, as applicable. All legal right, title and interest in and to the Fannie/Freddie MSRs were transferred to New Residential on March 29, 2019, however, the final physical transfer of the MSRs is expected to occur on July 1, 2019 with respect to the MSRs relating to loans held by Fannie Mae and August 1, 2019 with respect to MSRs relating to loans held by Freddie Mac. The Bank will continue to interim service the loans in the portfolio underlying the Fannie/Freddie MSRs on behalf of New Residential and Fannie Mae and Freddie Mac, as applicable, from March 29, 2019 until the physical transfer of the servicing to New Residential is completed.

The aggregate purchase price for the MSR Sales was approximately $183.1 million, of which approximately $166.2 million was paid to the Bank on March 29, 2019. A copy of each of the PennyMac Sale Agreement and the New Residential Sale Agreement (together, the "Sale Agreements") will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2019. The foregoing descriptions of each of the Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the Sale Agreements.

The Sale Agreements, when filed, and description of the Sale Agreements set forth above have been included to provide investors and security holders with information regarding the terms of the Sale Agreements, and is not intended to provide any other factual information about the Company, the Bank, PennyMac, New Residential or their respective subsidiaries or affiliates. The representations and warranties contained in the Sale Agreements were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the respective parties to each of the Sale Agreements, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company, the Bank, PennyMac, New Residential or any of their respective subsidiaries, affiliates or businesses.

Forward-Looking Statements
Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the anticipated timing of the Asset Sale and physical transfers of the MSRs. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For example, risks and uncertainties that could affect the forward-looking statements set forth in this Current Report on Form 8-K include: risks relating to the completion of the proposed Asset Sale, including the risk that conditions to the completion of the Asset Sale not being satisfied; any difficulties associated with requests or directions from governmental authorities resulting from their review of the Asset Sale; unexpected costs, charges or expenses relating to or resulting from the Asset Sale; and factors generally affecting the business, operations, and financial condition of the Company.

Item 2.05.	Costs Associated with Exit or Disposal Activities

On March 31, 2019,  in connection with the approved plan of sale of the home loan center-based mortgage origination business assets, transfer of personnel to Homebridge and the MSR sales, each referenced above, the Board of Directors of HomeStreet, Inc. adopted a Resolution of Exit or Disposal of Home Loan Center-Based Mortgage Banking Operations to sell or abandon the assets and personnel associated with the Company’s legacy mortgage business.  The Company has determined that these actions constitute commitment to a plan of exit or disposal of certain long-lived assets (through sale or abandonment) and termination of employees. Further, the Board has determined that the plan represents a strategic shift from a large-scale home-loan center based originator and servicer to a bank branch focused mortgage product offering.   The home loan center-based mortgage banking operations will be discontinued and the remaining employees, asset and liabilities will be incorporated into the other operations of the Company. Thus, the Mortgage Banking reporting unit will be eliminated.  These changes will be effective as of March 31, 2019.  These actions are expected to be substantially completed by June 30, 2019 and fully completed by December 31, 2019.  The Company expects to incur pre-tax charges of $5.4 million to $6.7 million for severance and related benefit costs, $11.1 million to $13.5 million of asset and technology related charges and $3.0 to $4.0 million of other charges. The total charges resulting from this plan are expected to be approximately $19.5 million to $24.2 million. The Company expects the plan will result in total cash payments in the range of $14.0 million to $18.0 million in fiscal year 2019.

Item 7.01.	Regulation FD Disclosure*
On April 4, 2019, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K, a copy of which is attached as Exhibit 99.1 to this Current Report Form 8-K.

Item 8.01.	Other Events
On April 4, 2019, HMST announced that the Board of Directors has authorized the use of a portion of the surplus capital created by the MSR Sales to begin a share repurchase program (the "Repurchase Program") pursuant to which the Company may purchase up to $75 million of its issued and outstanding Common Stock, no par value, at prevailing market rates at the time of such purchase.

Item 9.01	Financial Statements and Exhibits*
(d) Exhibits	Description
Exhibit 10.1	Purchase and Assumption Agreement dated as of April 3, 2019 by and between Homebridge Financial Services, Inc., and HomeStreet Bank
Exhibit 99.1	HomeStreet Press Release dated April 4, 2019

* The information furnished under Item 7.01 and Exhibit 99.1 provided under Item 9.01 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Company under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2019

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
EVP, General Counsel, Chief Administrative Officer and Corporate Secretary